Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE MONTHS ENDED OCTOBER 31, 2025

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2025.

Revenues from Operations for the three months ended October 31, 2025 were $5,251,414 compared to revenues of $5,539,129 in the comparable 2024 three-month period.

Net loss for the three months ended October 31, 2025 was $(334,027), or $(.17) per share, compared to net income of $26,657, or $.01 per share, in the comparable 2024 three month period.

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Dated:	December 10, 2025